                                                                   EXHIBIT 10.41



                                    AGREEMENT

         This Agreement is entered into as of the 19th day of January, 1999, between Cellemetry LLC, ("Cellemetry") and HighwayMaster Corporation ("Company") on the following terms and conditions:

OVERVIEW. Cellemetry and Company desire to enter into an agreement under which Company will market in the United States Applications for Railroad Locomotive or Rail Car tracking, location, status notification (requiring forward and reverse channel traffic), event notification (requiring only reverse channel traffic), and data communications (the "Services") using Cellemetry's proprietary access technology using features of a cellular network (the "Cellemetry(R) Data Service"). Each party will provide certain products and services as set forth herein and in accordance with the terms of this Agreement. Both parties agree to use their best efforts to maximize the commercial use of Cellemetry(R) Data Service with respect to the provision of Services. Each party agrees that it will not knowingly perform or fail to perform its responsibilities under this Agreement in such a manner as to cause harm to Cellemetry(R) Data Service.

DEFINITIONS. As used in this Agreement, the following words shall have the definitions set forth in this Paragraph:

         "Application" - Computer software and associated hardware that operates with Cellemetry(R) Data Service to provide monitoring and other telemetry services to customers.

         "Cellemetry(R) Data Service" - [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.]

         "CellularService Area" - A Metropolitan Statistical Area ("MSA") or a
                  Rural Service Area ("RSA") within which a cellular carrier ("Carrier") is licensed by the Federal Communications Commission to provide cellular service, provided, however, that if a Carrier has combined multiple MSAs and/or RSAs under a single System ID ("SID"), the area encompassed under the single SID shall be the Cellular Service Area.

         "Gateway" - [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.]

         "Message" - A one-way broadcast over the cellular network using
                  Cellemetry(R) Data Service.

         "United States" or "U.S." - The forty-nine continental United States, the District of Columbia, and Hawaii.

TERM OF AGREEMENT. This Agreement shall become effective upon its execution by both parties and shall continue in effect for ten (10) years unless sooner terminated as provided herein.

LICENSING PROVISIONS. During the initial and any renewal terms: (i) Cellemetry grants Company a non-transferable, non-exclusive license to market the Cellemetry(R) Data Service in conjunction with Applications and Services. This license shall be limited to the Specified Market and Geographic Scope (Territory) designated below. In the event that Company wishes to provide Services using Cellemetry(R) Data Service in any other market or territory, it must request from Cellemetry a separate license covering such new areas. Cellemetry shall retain the right to consider such request in its own discretion.

         [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.] Company agrees that it will not sell or provide any Application that has not been submitted to Cellemetry for certification and certified by Cellemetry. Cellemetry will conduct certification in a reasonably prompt manner, pursuant to reasonable objective technical standards.

MARKET DEFINITION. [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.]


GEOGRAPHIC SCOPE. The rights granted hereunder shall apply to all Cellular Service Areas in the United States for which Cellemetry has entered or may enter into agreements with cellular carriers to provide Cellemetry(R) Data Service. The parties anticipate that the number of Cellular Service Areas will expand, and Company shall not pay any additional amounts hereunder due to such expansion. Should Company wish to provide the Services using Cellemetry(R) Data Service in other Cellular Service Areas or in other countries, it may request that Cellemetry enter into a separate agreement. Cellemetry may, but shall not be obligated to, negotiate and enter into such an agreement. [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.]



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

COMPANY'S OBLIGATIONS. Company shall provide to Cellemetry by May 1, 1999, a detailed three (3) year business plan, updated annually for a rolling three (3) year forecast, which shall outline (i) the Company's distribution plans, including channels of distribution and deployment schedule; (ii) a marketing communications plan, including attending trade shows, advertising etc.; (iii) sales support, including sales tools, sales training; etc.; and (iv) an industry forecast with assumptions; and (v) written confirmation of company financial viability.

         [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.]

         Company agrees that it will only use radios manufactured by companies approved by Cellemetry in connection with its provision of the Services. Cellemetry does not presently manufacture radios, but nothing in this Agreement shall preclude Cellemetry from manufacturing radios or from accepting a royalty rate [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.]

         During the initial and any renewal terms, Company shall provide ongoing support for the Applications used to provide the Services and for all related hardware and software, including but not limited to the interface, long distance transport circuits, local circuits, and clearinghouse hardware and software. Company shall provide support to its customers and shall be the intermediary between its customers and the Cellemetry(R) Data Service Gateway.

         If the Company Fails to achieve the items listed in this section entitled Company's Obligation, fails to achieve development dates in the section entitled Licensing Provisions, or fails use its best efforts as set forth in the Overview Section, Cellemetry may cancel this agreement as its sole and exclusive remedy for such failures of Company after 30 days written notice to Company with opportunity to use during such notice period.

CELLEMETRY OBLIGATIONS. Cellemetry shall, at its own expense, arrange for the development and provide the Cellemetry(R) Data Service Gateways and arrange for the commercial availability of the radios necessary to provide Cellemetry(R) Data Service.

         Cellemetry shall provide or make available ongoing support for operational Gateways. Cellemetry shall notify Company of any material changes to the Gateways within a reasonable time (at least sixty days) after they have been made



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

and tested. In the event that Cellemetry must make changes that are not "backward compatible," Cellemetry shall provide at least one hundred eighty
(180) days' prior written notice to Company, and will provide Company a reasonable time to discuss the proposed change with Cellemetry and propose alternatives, which Cellemetry shall reasonably consider. Company shall be entitled to access to Cellemetry support for Cellemetry(R) Data Service, which shall be provided without additional charge upon execution of this Agreement.

         Cellemetry shall provide telephone problem resolution support on a twenty-four (24) hours a day seven (7) days a week basis. At a minimum, response times for calls received during normal business hours (8:30 a.m. - 5:30 p.m. in the time zone of the party receiving the call Monday through Friday, holidays excepted) is thirty (30) minutes from receipt of the call. During all other hours calls will be returned within one (1) hour and thirty (30) minutes of receipt of the call. Only calls relating to Network Service Affecting problems will be returned during non-business hours. Non-Service Affecting problems received during non-business hours will be returned the next day. Both the Company and Cellemetry shall provide and maintain a current and up to date twenty-four (24) hours a day seven (7) days a week Trouble Escalation Contact List with the appropriate telephone, cellular, and/or paging numbers of the organization and/or personnel responsible for assisting in trouble resolution both during and after normal business hours, and a list of the holidays observed by each party.

         Cellemetry shall maintain a Gateway for testing purposes in the United States. Cellemetry shall have the right to make changes or alterations or to have changes or alterations made to the test Gateway or to any commercially-deployed Gateways, including both software and hardware at any time and from time to time during the term of this Agreement. Cellemetry shall notify Company at least twenty-four (24) hours prior to any scheduled hardware or software changes being performed on its commercial Gateway(s), and within twenty-four (24) hours after any non-scheduled hardware or software changes have been performed on its commercial Gateway(s). Cellemetry shall provide testing facilities to Company to allow it to review material changes prior to the release of those changes for commercial use. Cellemetry shall use its best efforts to ensure that the changes are backward compatible. During the term of this Agreement, the parties shall review operational issues at least every twelve (12) months to discuss minor Gateway and other modifications that need to be made to the equipment or services contemplated by this Agreement.

EXISTING CELLEMETRY COVERAGE. At the time of execution of this Agreement Cellemetry represents and warrants that it has reliable, fully operational Cellemetry coverage in service throughout substantially all of the geographic coverage areas represented on the coverage map attached to this Agreement as Appendix 1.

SERVICE LEVEL AGREEMENT. Cellemetry and the Company agree to negotiate in good faith to attach a Service Level Agreement as a binding amendment to this Agreement within 90 days after execution of this Agreement, with the purpose of establishing certain minimum standards of service with which the Cellemetry(R) Data Service must comply. The Service Level Agreement will address downtime standards, partial coverage downtime standards, partial coverage downtime standards, system operability, system response time, compliance with specifications, and other technical and service standards which Cellemetry will warrant to customer. The Service Level Agreement will contain penalties for failure to meet Service Level Commitments, such as refunds of amounts paid for affected airtime services, pricing reductions, assistance with fleet-wide retrofits which result from failures, rights of cancellation, or similar penalties. In the event the parties do not execute a Service Level Agreement amendment to this Agreement which is satisfactory to HighwayMaster within 90 days after execution of this Agreement, Customer will have option of canceling this Agreement without liability to Cellemetry.

DEFAULTS. Either party shall be deemed to have committed an event of default hereunder if such party:

(a) is in default of any of its material obligations hereunder and fails to cure such default within thirty (30) days after written notice from the first party specifying the default and the specific actions necessary to cure same; or
(b) is grossly negligent, engages in criminal activity or fraud with respect to the first party, any customer, or any regulatory agency; or
(c) institutes or has instituted against it, insolvency, receivership, or bankruptcy proceedings, if such proceedings are not dismissed or stayed within sixty (60) days after having been filed; or
(d) makes an assignment for the benefit of creditors; or
(e) dissolves or ceases to do business; or
(f) commits an event of default under or otherwise breaches the terms of any other agreement between the parties hereto.

         Upon the occurrence of an event of default by a party hereto, the other party shall be entitled to terminate this Agreement and exercise any other rights and



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

remedies available to it under this Agreement, or under applicable law or in equity arising therefrom. All remedies hereunder shall be cumulative.


PAYMENTS. In consideration of the rights granted under this Agreement, Company agrees to pay Cellemetry the amounts set forth in Appendix 2. The amounts due and payable hereunder shall be reported to Cellemetry by Company on a monthly basis within ten (10) business days after the end of the month, and the amounts due shall be payable to Cellemetry within fifteen (15) days after the close of each calendar quarter until July 1, 2000, and within fifteen (15) days after the end of each month thereafter. Each report shall contain an explanation of the amount of the payment and the method by which it was calculated. All payments shall be in U.S. dollars.

         Cellemetry shall have the right, not more than once in a twelve (12) month period, through a major independent auditing firm, to audit the records underlying the payments made under this Agreement to determine their accuracy. Any information derived from the reports or records shall be maintained in confidence by the auditor and Cellemetry. Company shall maintain all such reports and records for a minimum of three (3) years after the date of the termination or expiration of this Agreement. Should Cellemetry determine through such an audit that Company has underpaid the amounts due under this Agreement [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.], then Company shall, in addition to paying the difference between the amount due and the amount paid and interest thereon at two percentage points above the prime rate published by the Wall Street Journal on the date payment was due until the date paid, reimburse Cellemetry for the expenses Cellemetry incurred in performing the audit.

         If any payment due under the terms of this Agreement is not paid when due, then Company shall pay Cellemetry, in addition to the overdue amount, interest on such overdue amount from the date it was due until it was paid at a rate which is two percentage points above the prime rate published by the Wall Street Journal on the date payment was due, or the maximum rate permitted by law, whichever is less. Payment of such interest shall be in addition to any other remedies that Cellemetry may have for Company's failure to make timely payments.

         Company shall be solely responsible for payment of any taxes (including sales or use taxes and intangible taxes) resulting from Company's operation of its business under this Agreement, excluding any income taxes payable by




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

Cellemetry on fees received from Company. Company agrees to hold Cellemetry harmless from all claims and liability arising from Company's failure to report or pay such taxes, provided Cellemetry has reported or collected sales, use and intangible taxes as required by law.

MARKET RESEARCH. Cellemetry shall have the right, not more often than once per calendar year, to perform market research projects with respect to Company's existing customer base or within the industry. Cellemetry shall be responsible for the costs of performing the market research projects, and Company agrees that, if Cellemetry so requests, it will assist in the development of the market definition, sampling, and questionnaire design. Cellemetry acknowledges that the identity and characteristics of Company" customers are a trade secret of Company, and Cellemetry will not disclose or commercially exploit such information without the express written consent of Company.

BRAND IDENTIFICATION AND PUBLICITY. In Cellemetry's sole discretion, and subject to the terms of the Trademark License Agreement attached hereto as Appendix 3, the logo for Cellemetry(R) Data Service will appear in all Cellemetry(R) Data Service-related print and sales support materials. In accordance with and as permitted by the terms of the Trademark License Agreement, the Cellemetry name may be omitted from the logo for Cellemetry(R) Data Service. Company agrees to submit to Cellemetry all representative copies of, advertising, sales promotion, press releases and other publicity matters relating to the purposes of this Agreement wherein Cellemetry's name, marks, or logo, or the name or mark of any Cellemetry Company is mentioned or language from which the connection of said names, marks, or logo therewith may be inferred or implied. Cellemetry shall not be entitled to reimbursement by Company for any approved use of the logo. Company agrees not to publish or use such advertising, sales promotion, press releases, or publicity matters without Cellemetry's prior written approval.

INTELLECTUAL PROPERTY. As used herein, "Intellectual Property Rights" means all forms of intellectual property rights and protections that may be obtained for, or may pertain to, Cellemetry(R) Data Service and may include, without limitation, all right, title, and interest in (i) all U.S. and foreign letters patent and all filed, pending, or potential applications for such letters patent; (ii) all trade secret rights and equivalent rights arising under common law, state law, Federal law, and laws of foreign countries; (iii) all mask works, copyrights, and other literary property or authors' rights, whether or not protected by copyright or under common law, state law, Federal law, and laws of foreign countries; and (iv) all proprietary indicia,



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

trademarks, trade names, symbols, logos, and/or brand names under common law, state law, Federal law, and laws of foreign countries.

         Company hereby recognizes that, except as expressly set forth in this Agreement, Cellemetry retains all Intellectual Property Rights which may be owned by Cellemetry in Cellemetry(R) Data Service and any Information (as defined in the Paragraph entitled "Nondisclosure") owned by Cellemetry that is disclosed to Company under this Agreement, including any fixes, improvements, or other derivatives thereof to the extent created by Cellemetry and not by the Company.

         Cellemetry hereby recognizes that Company retains all Intellectual Property Rights in its system for monitoring distribution usage as described above (by using, for example, cellular voice channel radio technology) and in any Information (as defined in the Paragraph entitled "Nondisclosure") owned by Company that is disclosed to Cellemetry under this Agreement, including any fixes, improvements, or other derivatives thereof.

NOTICE. Notice or other advice required to be given hereunder shall be deemed given when deposited, postage prepaid, in the United States Mail addressed as follows:
Cellemetry:       Cellemetry LLC
                  Suite 200
                  1600 Parkwood Circle
                  Atlanta, GA 30339-3769


Company:          HighwayMaster Corporation
                  Director of Trailer Tracking
                  1155 East Kas Drive
                  Richardson, TX 75081
                  With a copy to: General Counsel

If either party changes its address during the term hereof, it shall so advise the other party in writing and any notice thereafter required to be given shall be sent by certified mail to such new address.

NONDISCLOSURE. The parties agree to comply with the terms of the Non-disclosure Agreement that is attached hereto as Appendix 4, which shall supersede any prior non-disclosure agreement between the parties; provided, however, notwithstanding anything to the contrary in the Non-disclosure Agreement, that



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

the Non-disclosure Agreement shall have the same term as this Agreement and that any obligations that by the terms of the Non-disclosure Agreement will continue after the termination or expiration of the Non-disclosure Agreement shall likewise continue after the termination or expiration of this Agreement.

PLANT RULES AND SECURITY REQUIREMENTS. The employees and agents of each party shall, while on the premises of the other, comply with all plant rules and regulations in effect at such premises, including security requirements.

LIABILITIES. Cellemetry shall have no liability to Company for any delay in performance or for non-performance of the Services arising from any manufacturer or supplier of any of the equipment, including any peripheral equipment, necessary to the provision by Company of the Services.

LIMITATION OF LIABILITY. (a) EACH PARTY UNDERSTANDS THAT OCCASIONAL INTERRUPTION OR IRREGULARITIES IN THE CELLEMETRY(R) DATA SERVICE MAY OCCUR DUE TO DEFECTS IN THE CELLEMETRY(R) DATA SERVICE HARDWARE OR SOFTWARE OR FROM PROBLEMS IN THE PROVISION OF CELLULAR SERVICE; THAT ANY POTENTIAL HARM FROM INTERRUPTIONS OR IRREGULARITIES IN THE CELLEMETRY(R) DATA SERVICE OR IN THE PROVISION OF CELLULAR SERVICE IS SPECULATIVE IN NATURE; AND THAT NEITHER PARTY ASSUMES ANY RESPONSIBILITY OTHER THAN THAT CONTAINED IN THIS AGREEMENT. ACCORDINGLY, EACH PARTY AGREES THAT EXCEPT AS LIMITED BY LAW, THE TOTAL CUMULATIVE LIABILITY OF THE OTHER PARTY FOR LOSSES OR DAMAGES ARISING OUT OF MISTAKES, OMISSIONS, INTERRUPTIONS, DELAYS, ERRORS, OR DEFECTS IN THE CELLEMETRY(R) DATA SERVICE HARDWARE OR SOFTWARE, IN THE APPLICATION(S), OR IN THE PROVISION OF CELLULAR SERVICE, OR FOR LOSSES OR DAMAGES ARISING OUT OF THE FAILURE OF EITHER PARTY TO MAINTAIN PROPER STANDARDS OF MAINTENANCE AND OPERATION SHALL BE LIMITED SOLELY TO THE ALLOWANCE OF A CREDIT TO THE COMPANY IN THE AMOUNT OF THE CHARGES BILLED BY CELLEMETRY TO COMPANY FOR THE AFFECTED TRAILERS DURING THE PERIOD IN WHICH THE SERVICE PROBLEM OCCURRED. THE CELLULAR CARRIER'S CUMULATIVE LIABILITY SHALL IN NO EVENT EXCEED ONE THOUSAND DOLLARS ($1000.00). NEITHER PARTY SHALL HAVE ANY LIABILITY FOR ANY MISTAKE, OMISSION, INTERRUPTION, DELAY, ERROR, OR DEFECT IN THE CELLEMETRY(R) DATA SERVICE HARDWARE OR SOFTWARE, IN THE APPLICATION(S), OR IN THE PROVISION OF CELLULAR SERVICE THAT DOES NOT LAST FOR AT LEAST TWENTY FOUR
(24) HOURS.

 (b) NEITHER PARTY SHALL IN ANY EVENT BE LIABLE FOR SERVICE OR EQUIPMENT INTERRUPTIONS, DELAYS IN TRANSMISSION, OR ERRORS OR DEFECTS IN SERVICE OR EQUIPMENT WHEN CAUSED BY ACTS OF GOD,



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

FIRE, WAR, RIOTS, GOVERNMENT AUTHORITIES, DEFAULT OF SUPPLIER, OR OTHER CAUSES BEYOND THE CONTROL OF THAT PARTY.
[Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.]
(d) THE LIABILITY OF EACH PARTY IN CONNECTION WITH THE PROVISION OF CELLEMETRY(R) DATA SERVICE PROVIDED IS SUBJECT TO THE FOREGOING LIMITATIONS AND NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, OTHER THAN STATED IN THIS AGREEMENT, EXPRESSED OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AS TO THE PROVISION OF SUCH SERVICE.

LIABILITY INSURANCE. Both Cellemetry and Company, at their own expense, shall take out and at all times during the term of this Agreement maintain commercial general liability insurance, including products and completed operations and contractual liability coverage, as will protect each party from claims for bodily injury and property damage, including death, which may arise in or result from either party's operations in carrying out the purposes of this Agreement. Said commercial general liability coverage shall be written on an occurrence basis with limits of not less than $1,000,000 per occurrence/aggregate. Each party shall named the other party as an additional insured with respect to the insurance provided under this Agreement. In addition, both parties shall maintain statutory workers compensation and employers liability insurance in the amount of not less than $300,000. If the use of vehicles by either party is necessary for the execution of this Agreement, then that party shall maintain vehicle liability insurance with a combined single limit of not less than $1,000,000.

         Certificates of such insurance shall be submitted to the other party prior to the Application being in commercial service and at any time upon either party's request. Certificates of insurance shall be sent to:

         Cellemetry LLC                     HighwayMaster Corporation
         Suite 200                                   1155 Kas Drive
         1600 Parkwood Circle               Richardson, TX 75081
         Atlanta, GA 30339-3769

         No insurance required to be maintained pursuant to this Agreement shall be canceled without giving at least ten (10) days prior written notification to the other party.

INDEMNIFICATION. Both parties agrees to indemnify and save harmless the other party from any liabilities, lawsuits, penalties, claims, or demands (including the costs, expenses, and reasonable attorneys fees on account thereof) that may be made: (1) by any third party for injuries, including death, to persons or damage to property, including theft, resulting from either Company's or Cellemetry's negligent or willful acts or omissions or those of persons furnished by Company or Cellemetry, its agents or subcontractors; or (2) by any employee or former employee of either party or any of its subcontractors for which Company's or Cellemetry's or subcontractor's liability to such employee or former employee would otherwise be subject to payments under the state Worker's Compensation or similar laws. Both parties agree to defend the other party, at that party's request, against any such liability, claim, or demand. Both parties agree to notify the other party promptly of any written claims or demands against that party for which Company or Cellemetry is responsible hereunder.

RELATIONSHIP. Neither Company nor its subcontractors, nor the employees or agents of any of them, shall be deemed to be Cellemetry's employees or agents, it being understood that Company and its subcontractors are independent contractors for all purposes and at all times, and Company and its subcontractors shall be wholly responsible for withholding or payment of all Federal, State, and local income and other payroll taxes with respect to their employees, including contributions from them as required by law.

ARBITRATION. Any disputes arising hereunder with respect to the fulfillment or interpretation of any terms or conditions hereof shall be settled by an amicable effort by the parties.

         Either party may request that any such dispute which is not amicably settled by such efforts of the parties shall be submitted to voluntary binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as modified herein.

         Either party may initiate arbitration by filing a demand at the regional office of the AAA closest to Cellemetry's offices. Disputes will be heard and determined by a panel of three arbitrators. Each party will appoint one arbitrator to serve on the panel, and the AAA will appoint one neutral arbitrator. Neither party will communicate separately with any arbitrator. All communications between a party and an arbitrator will be directed to the AAA for transmittal to the arbitrator.

         Either party may petition the court in the state in which the arbitration was held to confirm, correct, or vacate the award on the grounds stated in the Federal Arbitration Act. Nothing in this paragraph will prevent either party from seeking



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

injunctive relief against the other party (and its employees or agents) from any judicial or administrative authority pending the resolution of a dispute or controversy by arbitration. The arbitrators shall also decide on the liability for costs including the reimbursement of reasonable attorneys' fees.

CHOICE OF LAW. This Agreement shall be construed in accordance with the law of the State of Georgia without regard to its choice of law provisions.

SEVERABILITY. In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under the laws of the jurisdiction governing the entire Agreement, the Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein.

RELEASES VOID. Neither party shall require waivers or releases of any personal rights from representatives or customers of the other in connection with visits to its premises and both parties agree that no such releases or waivers shall be pleaded by them or by third persons in any action or proceeding.

GIFTS AND GRATUITIES. The exchange or offering of any gift item, personal service, unusual entertainment or hospitality by either party of this Agreement to the other party is expressly prohibited. This prohibition is equally applicable to either party's officers, employees, agents or immediate family members. Any violation of this tenet constitutes cause for immediate cancellation of this Agreement.


FORCE MAJEURE. Neither party shall be liable to the other for failure or inability to perform its obligations hereunder to the extent that such failure or inability is due to force majeure. For the purposes of this Agreement, "force majeure" shall mean causes beyond the reasonable control of the party, including but not limited to acts of God, acts of the public enemy, fires, floods, acts of any government, strikes, embargoes, unusually severe weather conditions, or inability to obtain necessary raw materials. In the event of any such situation, the party shall be given a reasonable period of time in which to complete its obligations, during which the other party's payment obligations shall be suspended. Should the condition continue for a period of six (6) months, then the other party shall have the right to terminate this Agreement without liability to the other party except as to rights accrued as of the date of termination.



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

ASSIGNMENT. Except upon change of control of either party, neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

SECTION HEADINGS. The headings of the several Sections are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Cellemetry and Company with respect to the subject matter hereof and shall not be amended or modified without specific written provision to that effect, signed by both parties. No oral statement of any person whomsoever shall, in any manner or degree, modify or otherwise affect the terms and provisions of this Agreement.

Cellemetry LLC                                  HighwayMaster Corporation


By: (x) John K. Collings                        By: (x) Jana Bell
    ----------------------                          ---------------------
Title: EVP Cellemetry LLC                       Title: President
       -------------------                             ------------------


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
                                  APPENDIX 1


                        TOTAL CELLEMETRY COVERAGE AREA


                                    [MAP]

                                   Appendix 2

                                     Payment

[Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.]








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


                                   Appendix 3


                           TRADEMARK LICENSE AGREEMENT

         This Agreement is made by and between Cellemetry LLC ("Licensor"), and Company ("Licensee").

         WHEREAS, the "CELLEMETRY" mark and logo are registered trademarks of Cellemetry Corporation ("Cellemetry"); and

         WHEREAS, Licensee desires to use the "CELLEMETRY" mark in word and logotype form (the "Mark") in connection with its provision of applications, which consist of software programs that provide telemetry features, such as remote meter reading, alarm monitoring, and similar functions, ("Applications") and associated equipment, which consists of radios and devices connecting the radios to monitoring, alarm, or similar equipment at a cellular customer's location, ("Equipment") to facilitate the use by the cellular customer ("End User") of Cellemetry telemetry messaging services provided by a cellular carrier which licenses the CELLEMETRY mark and related technology from Licensor (a "Carrier") in accordance with the terms of the agreement to which this Agreement is attached;

         WHEREAS, Cellemetry will obtain a benefit in consideration of the advertising from Licensee's marketing using the "CELLEMETRY" mark to designate the service with which the Applications and the Equipment are compatible; and

         WHEREAS, Cellemetry has authorized Licensor to sublicense the Mark to Licensee pursuant to the terms hereof;

         NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties hereby agree as follows:

I.       PURPOSE

         Licensee proposes to engage in the business of developing and providing certain Applications and Equipment for use by End Users to enable Carriers to provide telemetry messaging services to such End Users using Cellemetry(R) Data Service within the geographic territory comprising the Cellular Service Area(s) of



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

the applicable Carrier (the "Territory"). Licensee desires to use the Mark in connection with the provision of Applications and Equipment to End Users (the "Business") in the Territory to denote compatibility of the Applications and Equipment with Cellemetry(R) Data Service. Licensor is willing to permit Licensee to use the Mark in connection therewith on the terms and conditions set forth herein.

II.      LICENSE

         Licensor grants to Licensee, upon the terms and conditions of this Agreement, the non-exclusive right, license, and privilege to use the Mark only in the Territory and only to promote the Applications in marketing material, advertising, and publicity and on the Equipment that it provides in connection therewith to denote the compatibility of the Equipment with Cellemetry(R) Data Service. No license is granted herein with respect to the use of the Mark as a trademark on the Applications or the Equipment or with respect to any other mark owned or used by Licensor or Cellemetry, including, but not limited to, CELLEMETRY or the Bell Symbol logo.

III.     TERM

         Except as otherwise provided in this Agreement, the term of this Agreement is co-extensive with the agreement to which it is attached, and it shall expire or terminate on the same date as that agreement.

IV.      DUTIES OF LICENSOR

         All duties of Licensor under this Agreement are to Licensee, and no other party except Cellemetry, the owner of the Marks, is entitled to rely on, enforce, or obtain relief for breach of any such obligation, either directly or by subrogation. Licensor shall undertake the following duties:

         A.       Trademark Usage Guidelines

                  Licensor will provide Licensee with written and graphic guidelines for the correct reproduction, application, and presentation of the Mark, which may include Mark specimens, samples of advertisements, and clip art indicating color, proportion, and format.

V.       DUTIES OF LICENSEE

         Licensee understands and acknowledges that the proper usage of the Mark and the use of the Mark in association with a high quality of goods and service is important to Licensee, Licensor, Cellemetry, and other licensees of the Mark in order to protect the reputation of, and goodwill associated with, the Mark. Toward that end, Licensee acknowledges and accepts the following duties:

         A.       Quality of Service

                  Licensee agrees to provide high quality Applications for use with Cellemetry(R) Data Service. In no event shall Licensee market any Applications that have not been submitted to Licensor for approval pursuant to the Licensor's certification program and approved by Licensor.

         B.       Quality of Goods

                  Licensee shall construct the Equipment in full compliance with all guidelines and specifications promulgated by the Federal Communications Commission and any state regulatory commission, and to the highest standards applicable in the industry. To the extent that it is applicable, Licensee shall apply for and obtain certification by the Underwriters Laboratories for the Equipment.

         C.       Use of Mark

                  Licensee shall apply the Mark only in accordance with the provisions of Sections VII and VIII hereof.

         D.       Inspection

                  Licensor shall have the right at any time to conduct during regular business hours an examination of any services or Applications provided and materials or Equipment produced by or for Licensee on or with which the Mark is used at Licensee's facilities to determine compliance of such services, Applications, materials, and Equipment with the requirements of this Agreement, the trademark usage guidelines, and the applicable standards set forth in
Section V.B. hereof (the "Standards"). Licensee shall furnish such samples as Licensor may request for examination. If at any time such services, Applications, materials, or Equipment shall, in the sole opinion of Licensor, fail to conform with those Standards, Licensor or its authorized representative shall so notify Licensee. Upon such notification Licensee shall promptly cease to use the Mark on or with such services, Applications, materials, and Equipment and shall not use such services, Applications, materials, and Equipment for any purpose until the Standards have been met to the satisfaction of Licensor.

         E.       Legal Compliance

                  Licensee agrees to comply, at its own expense, with all applicable laws, ordinances, and regulations of federal, state, county, or municipal authorities. Licensee agrees to notify Licensor in writing within five
(5) days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which could have a material adverse effect on Licensee's ability to engage in the Business.

         F.       Business Practices

                  Licensee shall not engage in any trade practice or other activity which is harmful to the goodwill or reflects unfavorably on the Mark or on the reputation of Licensee or Licensor or which constitutes deceptive or unfair competition, consumer fraud, or misrepresentation.

VI.      FEES AND REPORTING

         A.       Initial Fee

                  [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC.]

VII.     MARK

         A. Licensor acknowledges and agrees to the following: (i) Cellemetry is the owner of all right, title, and interest in and to the Mark, and (ii) Licensor is a wholly-owned indirect subsidiary of Cellemetry, and Cellemetry controls the manner of use of the Mark under the related company doctrine of federal trademark law and, accordingly, Licensor has been authorized by Cellemetry to enter into this Agreement.

         B. With respect to Licensee's use of the Mark pursuant to this Agreement, Licensee acknowledges and agrees to the following:

                  1. Licensee shall use only the Mark designated by Licensor and shall use it only in the manner authorized and permitted by Licensor, and only in accordance with the written and graphic guidelines provided for the correct reproduction, application and presentation of the Mark.

                  2. Licensee shall use the Mark only in connection with the conduct of the Business in the Territory.

                  3. Licensee shall identify Cellemetry as the owner of the Mark in conjunction with all uses of the Mark and shall place such notices on the Mark as are prescribed by Cellemetry.

                  4. Licensee shall have no right to sublicense the Mark to any other person or entity.

                  5. Licensee's right to use the Mark is limited to the uses authorized under this Agreement, and any unauthorized use constitutes an infringement of Licensor's and Cellemetry's rights.

                  6. Licensee shall not use the Mark as part of its legal name or its commercial trade name or in conjunction with any services provided by Licensee except as provided herein.

                  7. Licensor and its subsidiaries make no warranties regarding ownership of any rights in or the validity of said Mark.

                  8. Licensor shall have the sole authority to conduct the defense at Licensor's expense of any suit brought against Licensee claiming that the Mark infringes the trademark or trade name rights of a third party and to settle any such claim or suit. Licensor shall have the sole right to engage in infringement or unfair competition proceedings involving the Mark. Licensee shall promptly notify Licensor of the particulars of any suit or claim brought against Licensee based on its use of the Mark and of any suspected infringement of or challenge to the validity, registration, or Licensor's ownership of the Mark which occurs in the Territory, or elsewhere, should the Licensee become aware. Licensor may, in its sole discretion, institute or defend proceedings as it shall deem fit. If Licensor or Cellemetry undertake the prosecution or defense of any litigation relating to the Mark, Licensee agrees to execute any and all documents and to do whatever acts and things as may, in the opinion of counsel for Licensor or Cellemetry, be necessary or advisable to carry out the prosecution or defense, at Licensor's expense. If, in Licensor's or Cellemetry's sole judgment, any claim or suit for infringement brought by a third party can be avoided or resolved by the discontinuation of the use of the Mark by Licensee, Licensor shall so notify Licensee and Licensee shall discontinue all use of the Mark pursuant to Article XII hereof. Licensor's or Cellemetry's liability for damages to Licensee for any loss of the use of the Mark (including any loss resulting from Cellemetry's loss of title or ownership of the Mark or the rights thereto whether by judgment, settlement, or otherwise) shall be limited to the sum of [Text has been omitted pursuant to a request for confidential treatment. The omitted material has been filed separately with the SEC]. THE FOREGOING SETS FORTH THE ENTIRE OBLIGATION AND LIABILITY OF LICENSOR AND CELLEMETRY FOR BREACH OF SECTION VII(A) AND FOR INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS.

                  9. Licensee acknowledges and agrees that the Mark is valid. Licensee shall not directly or indirectly contest the validity, registration, or Cellemetry's ownership of the Mark.

                  10. Licensee's use of the Mark pursuant to this Agreement does not give Licensee any ownership interest or other interest in or to the Mark, except the license granted in this Agreement. Any and all goodwill arising from Licensee's use of the Mark shall inure solely and exclusively to the benefit of Cellemetry, and upon expiration or termination of this Agreement and the license granted by it, no monetary amount shall be assigned as attributable to any goodwill associated with Licensee's use of the Mark.

                  11. Licensor and Cellemetry have and retain the following rights, among others:

                      (a) The right to use the Mark itself, as a corporate or trade name, in connection with regional and national advertising, and with selling products and services, both within and outside the Territory;

                      (b) The right to grant licenses for use of the Mark in addition to those licenses already granted to existing licensees of the Mark; and

                      (c) The right to use the Mark in any manner whatsoever in Cellemetry's sole discretion.

                  12. In the event that the Mark, including any design logos adopted after execution of this Agreement which shall be used with the Mark, can, in

Licensor's sole opinion, no longer be used, Licensor reserves the right to provide a substitute mark or design.

VIII.  ADVERTISING

         Recognizing the value of advertising and the importance of advertising in establishing and maintaining the goodwill and public image of the Mark, the parties agree as follows:

         A.       Licensee's Advertising

                  All advertising and promotion by Licensee in any manner or medium must be conducted in a dignified manner and must conform to the written and graphic guidelines specified by Licensor. Licensee shall display the Mark in the manner prescribed by Licensor on all signs and all other advertising and promotional materials used in connection with Licensee's provision of the Applications and Equipment. If requested by Licensor, Licensee at its own expense shall promptly provide to Licensor photocopies of all print advertisements and promotional materials and audio/video cassettes of radio/television advertising using the Mark. Licensee shall immediately discontinue any use of the Mark which is inconsistent with the terms hereof on written notice from Licensor. If Licensee mentions cellular or wireless capabilities or remote monitoring capabilities of its Applications or Equipment in its advertising without using the Mark in such advertising, Licensee shall give credit to Licensor in the advertising as the owner and provider of the technology on which the Applications or Equipment operate.

         B.       Materials Provided by Licensor

                  Licensor may provide from time to time, in its sole discretion, advertising and promotional plans and materials, including, without limitation, newspaper mats, television and radio tapes, promotional brochures, and sales aids. Licensee may use all or any of these materials in its sole discretion.

IX.      CONFIDENTIALITY OF INFORMATION AND USE RESTRICTION

         Any technical information furnished to Licensee under this Agreement shall remain the property of Licensor and shall be returned to Licensor upon request. Unless such information was previously known to Licensee free of any obligation to keep it confidential or has been or is subsequently made public by Licensor, it shall be held in confidence and shall be used only for the purposes of this Agreement.

X.       EXPORT

         Licensee hereby assures Licensor that it does not intend to and will not knowingly, without the prior written consent of Licensor, conduct the Business outside of the Territory. In the event that Licensor consents to any such transaction, Licensee agrees to comply with all applicable United States export control laws and regulations as they currently exist and as they may be amended.

XI.      TRANSFER OF INTEREST

         A.       Transfer by Licensor

                  Licensor shall have the right to transfer or assign all or any part of its rights or obligations herein to any person or legal entity. If Licensor's assignee assumes all of the obligations of Licensor under this Agreement and sends written notice of the assignment so attesting, Licensee shall promptly execute a general release of Licensor, and any subsidiaries, partners, and Affiliates of Licensor, from claims against or liabilities of Licensor or such subsidiaries, partners, or Affiliates of Licensor to the extent that they arise under this Agreement.

         B.       Transfer by Licensee

                  Licensee may not assign or transfer any of its rights under this Agreement.

XII.     DEFAULT AND TERMINATION

         A.       Termination by Licensor -- Without Notice

                  Licensee shall be deemed to be in default under this Agreement, and all rights granted herein shall automatically terminate without notice to Licensee, if Licensee becomes insolvent or makes a general assignment for the benefit of creditors; or if a petition in bankruptcy is filed by Licensee or against Licensee and not opposed by Licensee within sixty (60) days of such filing; or if Licensee is adjudicated as bankrupt or insolvent; or if a bill in equity or other proceeding for the appointment of a receiver of Licensee or other custodian for Licensee's business or assets if filed and consented to by Licensee; or if a receiver or other permanent or temporary custodian of Licensee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction; or if proceedings for a composition with creditors under any state or federal law should be instituted by or against Licensee; or if a material final judgment remains unsatisfied or of record for thirty (30) days or longer (unless supersedeas bond is filed); or if Licensee is dissolved; or if a suit to foreclose any lien or mortgage against real or personal property used in the operation of Licensee's business, the loss of which would have a material adverse effect on Licensee, is instituted against Licensee and not dismissed within thirty (30) days; or if execution is levied against Licensee's business or property, the loss of which would have a material adverse effect on Licensee; or if real or personal property of Licensee used in its business, the loss of which would have a material adverse effect on Licensee, shall be sold after levy thereupon by any sheriff, marshal, or constable; or if Licensee at any time ceases to operate or otherwise abandons its business or otherwise forfeits the right to do or transact business in any market(s) in the Territory; or if Licensee loses any government license required to engage in the Business or otherwise forfeits the right to do or transact business in one or more market(s), in which event Licensee's rights under this Agreement shall automatically terminate.

         B.       Termination by Licensor - Upon Notice

                  Upon the occurrence of any of the following events, Licensee shall be deemed to be in default and Licensor may, at its option, terminate this Agreement and all rights granted hereunder without affording Licensee any opportunity to cure the default. Said termination shall be effective immediately upon receipt of notice by Licensee:

                  1. If any officer of Licensee is convicted of a felony, a fraud, or any other crime or offense that Licensor believes is reasonably likely to have a material adverse effect on the Mark, the goodwill associated therewith, or Licensor's interest therein;

                  2. If a material threat or danger to public health or safety results from the conduct of the Business;

                  3. If Licensee purports to transfer any rights or obligations under this Agreement to any third party, contrary to the terms of this Agreement;

                  4. If the Licensee contests in any court or proceeding the validity or registration of, or Licensor's or Cellemetry's ownership of, the Mark or other rights licensed hereunder; or

                  5. If Licensee fails to maintain the information furnished hereunder in confidence or fails to restrict the transmission of information as required herein by this Agreement.

         C.       Termination By Licensor - After Notice and Opportunity to Cure

                  Except as provided in the foregoing paragraphs and of this Section, Licensee shall have sixty (60) days after its receipt from Licensor of a written notice of termination within which to remedy any default hereunder (or, if the default cannot reasonably be cured within such sixty (60) days, to initiate within that time substantial and continuing action to cure the default), and to provide evidence thereof to Licensor. If any such default is not cured within that time (or, if appropriate, substantial and continuing action to cure the default is not initiated within that time), or such longer period as applicable law may require, this Agreement shall terminate without further notice to Licensee effective immediately upon expiration of the sixty
(60) day period or such longer period as applicable law may require. Licensee shall be in default hereunder for any failure to comply substantially with any of the requirements imposed by this Agreement or to carry out the terms of this Agreement in good faith. Such defaults shall include, without limitation, the occurrence of any of the following events:

                  1. If Licensee fails, refuses or neglects promptly to submit information as required under this Agreement, or makes any material false statements in connection therewith;

                  2. If Licensee fails to comply, in any material respect, with the standards for use of the Mark provided by Licensor;

                  3. If Licensee misuses or makes any unauthorized use of the Mark or otherwise materially impairs the goodwill associated therewith or Licensor's rights therein;

                  4. If Licensee engages in any business or markets any goods or services under a name or mark which, in Licensor's opinion, is confusingly similar to the Mark;

                  5. If Licensee, by act or omission, permits a continued material violation in connection with the Business of any law, ordinance, rule, or regulation of a governmental agency, in the absence of a good faith dispute over its application or legality and without promptly resorting to an appropriate administrative or judicial forum for relief therefrom;

                  6. If Licensee fails to make any payment specified herein; or

                  7. If Licensee refuses or neglects a request by Licensor for sample marketing materials, advertising copy, stationery, or other materials, or access to the premises of Licensee.

XIII.    OBLIGATIONS UPON TERMINATION OR EXPIRATION

         Upon termination or expiration of this Agreement, all rights granted hereunder shall forthwith terminate, and:

         A.       Identification

                  1. Licensee shall immediately cease to hold itself out as a present or former Licensee of Licensor.

                  2. Licensee shall immediately and permanently cease to use, in any manner whatsoever, the Mark; and all other marks and distinctive forms, slogans, signs, symbols, monograms, and devices associated with the Mark; in particular, Licensee shall cease to use, without limitation, all signs, advertising materials, displays, stationery, and forms which display the Mark.

                  3. Licensee agrees not to use any reproduction, counterfeit, copy, or colorable imitation of the Mark which is likely to cause confusion, mistake, or deception, or which is likely to dilute Licensor's or Cellemetry's rights in and to the Mark. Further, Licensee agrees not to utilize any designation of origin or description or representation which falsely suggests or represents an association or connection with Licensor or the Mark.

         B.       Payments of Monies Due

                  Licensee shall pay to Licensor all damages, costs, and expenses, including reasonable attorney's fees, incurred by Licensor subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief for the enforcement of any provisions of this Article XIII.

XIV.     INDEPENDENT STATUS AND INDEMNIFICATION

         A. It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them; that Licensee shall remain an independent business; and that nothing in this Agreement is intended to constitute either party as an agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose whatsoever.

         B. During the term of this Agreement and any renewal hereof, Licensee shall hold itself out to the public as an independent business using the Mark pursuant to a license from Licensor. Licensee agrees to take such action as may be necessary to so notify the public.

         C. It is understood and agreed that nothing in this Agreement authorizes Licensee to make any contract, agreement, warranty or representation on Licensor's behalf, or to incur any debt or other obligation in Licensor's name. Licensor shall in no event assume liability for, or be deemed liable hereunder as a result of, any such action; nor shall Licensor be liable by reason of this Agreement for any act or omission of Licensee in its conduct of its business or for any claim or judgment arising therefrom against Licensee, Cellemetry or Licensor. Licensee shall indemnify and hold Cellemetry and its Affiliates and their respective officers, directors, employees, and stockholders harmless from and against (1) any and all claims, whether for personal injury or otherwise, arising directly or indirectly from, as a result of, or in connection with, the conduct of this Business in which the Mark is used, as well as the costs, including attorney's fees, of defending against them, and (2) damages due to any improper or unauthorized use of the Mark.

         D. In no event shall either party be liable to the other for any incidental or consequential damages, whether foreseeable or not, arising from any breach of the other party's obligations under this Agreement.

XV.      APPROVALS AND WAIVERS

         A. Whenever this Agreement requires the prior approval or consent of Licensor, Licensee shall make a written request to Licensor therefor at least five business days prior to the date by which Licensee needs Licensor's consent, and such approval or consent shall be obtained in writing.

         B. Licensor and Cellemetry make no warranties or guarantees upon which Licensee may rely, and assume no liability or obligation to Licensee, by providing any waiver, approval, consent, or suggestion to Licensee in connection with this Agreement, or by reason of any neglect, delay or, denial of any request therefor.

         C. No failure of Licensor to exercise any power reserved to it in this Agreement, or to insist upon compliance by Licensee with any obligation or condition in this Agreement, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of Licensor's rights to demand exact compliance with any of the terms of this Agreement. Waiver by Licensor of any particular default shall not affect or impair Licensor's right with respect to any subsequent default of the same or of a different nature; nor shall any delay, forbearance or omission by Licensor to exercise any power or right arising out of any breach or default by Licensee of any of the terms, provisions, or covenants of this Agreement affect or impair Licensor's rights; nor shall such constitute a waiver by Licensor of any rights hereunder or rights to declare any subsequent breach or default.

         D. Subsequent acceptance by Licensor of any payments due to it shall not be deemed to be a waiver by Licensor of any preceding breach by Licensee of any terms, covenants, or conditions of this Agreement.

XVI.     NOTICES

         Any and all notices required or permitted under this Agreement shall be in writing and shall be personally delivered or mailed by certified or registered mail, return receipt requested, to the respective parties at the addresses set forth in the Agreement to which this Agreement is attached.
         Any notice by certified or registered mail shall be deemed to have been given at the date and time of receipt.

XVII.    ENTIRE AGREEMENT

         This Agreement, the documents referred to herein, and the attachments hereto constitute the entire, full and complete agreement between Licensor and Licensee concerning the subject matter hereof, and supersede all prior agreements. Without limiting the foregoing, this Agreement shall be deemed to amend and restate in its entirety and to supersede, for all purposes, any prior agreement between the parties hereto which contemplates or has as its primary purpose the grant of a license to use the Mark. Except for those permitted to be made unilaterally by Licensor hereunder, no amendment, change or variance from this Agreement shall be binding on either party unless mutually agreed to by the parties and executed by their authorized officers or agents in writing.

XVIII.   SEVERABILITY AND CONSTRUCTION

         A. Except as expressly provided to the contrary herein, each portion, section, part, term, and/or provision of this Agreement shall be considered severable; and if, for any reason, a portion, section, part, term, and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other portions, sections, parts, terms, and/or provisions of this Agreement as may remain otherwise intelligible; and the latter shall continue to be given full force and effect and bind the parties hereof; and said invalid portions, sections, parts, and/or provisions shall be deemed not to be a part of this Agreement.

         B. Nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity other than Licensor, Cellemetry, or Licensee, and their respective successors and assigns as permitted by this Agreement.

         C. In the event a court in a final decision rules that any provision of this Agreement or portion thereof is unenforceable, Licensee agrees to be bound by the maximum duty ruled enforceable by the court.

         D. All captions in this Agreement are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

         E. All references herein to the masculine, neuter, or singular shall be construed to include the masculine, feminine, neuter, or plural, where applicable; and all acknowledgments, promises, covenants, agreements, and obligations herein made or undertaken by Licensee shall be deemed jointly and severally undertaken by all those executing this Agreement on behalf of Licensee.

XIX.     APPLICABLE LAW

         A. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED UNDER THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

         B. No right or remedy conferred upon or reserved to Licensor or Licensee by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

         C. Nothing herein contained shall bar Licensor's or Cellemetry's right to apply for injunctive relief against threatened conduct that will cause it loss or damages, under applicable equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

XX.      ACKNOWLEDGMENTS

         Licensor expressly disclaims the making of, and Licensee acknowledges that it has not received, any warranty or guarantee, express or implied, as to the potential volume, profits, or success resulting from the utilization of the Mark by Licensee.

                                    EXHIBIT A

                          Trademark Licensee Agreement


                                  List of Marks


         The Mark currently designated by the Licensor for use hereunder is as follows:


    Mark                     Date of Registration           Registration Number
    ----                     --------------------           -------------------
CELLEMETRY                        10/01/96                  Reg. No. 2,004,693


                                   Appendix 4


                             NONDISCLOSURE AGREEMENT

         1. Project Defined. Each party may receive from the other party information of a non-public nature for use by such party and its officers, directors, agents, employees and representatives, including financial and legal advisers (collectively "Representatives"), in the course of the performance of the Agreement to which this Nondisclosure Agreement is attached.

         2. Information Defined. Each party acknowledges that, in the course of its performance under the Agreement, it will receive certain private and proprietary information from or about the other party or its affiliates, including but not limited to the terms of the Agreement to which this Nondisclosure Agreement is attached, technical, financial or business information and models, names of customers or partners, proposed business deals, reports, plans, market projections, software programs, data or any other private and proprietary information relating to the Agreement which may include certain trade secrets ("Information"). The term "Information" as used herein also includes: (i) the fact that the Information has been made available to or is being inspected or evaluated by such party; and (ii) any information, work papers, analyses, compilations, projections, studies, documents, terms, conditions, correspondence, facts or other materials derived or produced by such party or its representatives for the other party in connection with the Agreement. Any Information supplied by a party to the other party prior to the execution of this Agreement shall be subject to the same treatment as the Information made available after the execution of this Agreement.

         3. Exclusions from Definition. The term "Information" as used herein does not include any data or information that: (a) is already known to a party at the time it is disclosed to such party; or (b) before being divulged by such party: (i) has become generally known to the public through no wrongful act of such party or its representatives; (ii) has been rightfully received by such party from a third party without restriction on disclosure and without a breach of an obligation of confidentiality running directly or indirectly to the other party; (iii) has been approved for release by a written authorization by the other party; or (iv) is independently developed by such party without use, directly or indirectly, of the Information received from the other party.

         4. Nondisclosure Obligation. Each party shall keep the Information confidential and shall not disclose such Information, in whole or in part, to any person other than its Representatives who need to know such Information in connection with such party's performance under the Agreement except with the prior written consent of the other party or as otherwise permitted hereunder. Such Representatives shall be informed by the party of the confidential nature of the Information and shall be required by the party to agree in writing to be bound by this Agreement. The Information shall be used by the party solely for the purpose of performing under the Agreement, and shall not be otherwise used for that party's own benefit or for any purpose detrimental to the interests of the other party.

         5. Standard of Protection. For the purpose of complying with the obligations set forth herein, each party shall use efforts commensurate with those that it employs for the protection of corresponding sensitive information of its own, which shall in any event be no lesser a standard than the type of efforts that would be taken by a reasonable business for the protection of its own highly confidential information and trade secrets.

         6. Compliance with Legal Process. In the event that either party is legally requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, Civil Investigative Demand or similar process or, in the opinion of counsel for such party, by federal or state securities or other statutes, regulations or laws) to disclose any Information, such party shall promptly notify the other party of such request or requirement prior to disclosure so that the other party may seek an appropriate protective order and/or waive compliance with the terms of this Agreement.

         7. Ownership; Return of Information. All Information (including tangible copies and computerized or electronic versions and summaries thereof) shall remain the property of the party to which it belongs. Within ten (10) days following the receipt of a written request from a party, the other party shall deliver to the first party all tangible materials containing or embodying the Information received from the other party, together with a certificate executed by an officer of such party certifying that all such materials in such party's possession or control have been delivered to the other party or destroyed. Neither party shall assert directly or indirectly any right with respect to the Information which may impair or be adverse to the other party's ownership thereof.



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         8. Remedies for Breach. Each party understands and agrees that money damages would not be a sufficient remedy for any breach of this Agreement and that the other party shall be entitled to seek injunctive or other equitable relief to remedy or forestall any such breach or threatened breach. Such remedy shall not be deemed to be the exclusive remedy for any breach of this Agreement, but shall be in addition to all other rights and remedies available at law or in equity.

         9. No Representations or Further Obligations. Neither this Agreement nor the disclosure of Information shall constitute or imply any promise or intention to make any purchase of services by either party. None of the Information which may be disclosed by either party shall constitute any representation, warranty, assurance, guarantee or inducement by that company to the other company of any kind, and in particular, with respect to the accuracy or completeness of any Information or the non-infringement of trademarks, patents, copyrights, mask protection rights or any other intellectual property rights, or other rights of third persons. It is understood that this Agreement does not obligate either party to enter into any further agreements or to proceed with any possible relationship or other transaction.

         10. Term; Termination. This Agreement shall terminate as to the exchange of any new Information three (3) years after the effective date hereof. Either party may terminate the exchange of Information under this Agreement at any time by written notice to the other specifically referencing this Agreement. In any event, however, the obligations of each company to maintain the confidentiality of the Information it has received under this Agreement shall continue for a period of three (3) years after such termination and then terminate; provided, however, that such obligation shall continue indefinitely as to Information constituting a trade secret under applicable law for so long as such Information remains a trade secret.

         11. No Waiver. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         12. Amendment. This Agreement may not be modified, supplemented or amended orally, but only by a writing signed by both parties hereto.

         13. Applicability to Associated Parties. Any information disclosed to Company by any of Cellemetry's affiliated companies or by any company, person



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or other entity participating with Cellemetry in any consortium, partnership, joint venture or similar business combination in connection with the Agreement, which would otherwise constitute Information hereunder if disclosed by Cellemetry, shall be deemed to constitute Information under this Agreement, and the rights of Cellemetry under this Agreement may be enforced by any such affiliate or other entity in addition to Cellemetry with respect to any violation relating to the Information disclosed by such affiliate or other entity, as if such entity were also a party to this Agreement.




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